UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

AGILITI, INC.

(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Your Vote Counts! AGILITI, INC. 2022 Annual Meeting Vote by May 3, 2022 11:59 PM ET AGILITI, INC. 6625 WEST 78TH STREET, SUITE 300, MINNEAPOLIS, MINNESOTA 55439 D75121-P65086 You invested in AGILITI, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on May 4, 2022. Get informed before you vote View the Notice of Annual Meeting, the Proxy Statement and Fiscal Year 2021 Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 20, 2022. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Smartphone users Point your camera here and vote without entering a control number Vote Virtually at the Meeting* May 4, 2022 11:30 a.m., Eastern Time Virtually at: www.virtualshareholdermeeting.com/AGTI2022 *Please check the meeting materials for any special requirements for meeting attendance. V1.1 For complete information and to vote, visit www.ProxyVote.com Control #

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. Board Recommends Voting Items D75122-P65086 Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”. 1. To elect three nominees identified in the accompanying proxy statement to serve as Class I directors until the 2025 Annual Meeting, as recommended by the Nominating and Governance Committee of the Board of Directors of Agiliti (the “Board”); Nominees: 01) John L. Workman 02) Darren M. Friedman 03) Megan M. Preiner For 2. To approve, on a non-binding advisory basis, to retain the classified structure of the Board; For 3. To approve, on a non-binding advisory basis, to retain the supermajority voting standards in Agiliti’s Second Amended and Restated Certificate of Incorporation and Agiliti’s Third Amended and Restated Bylaws; For 4. To ratify the appointment of KPMG LLP as Agiliti’s independent registered public accounting firm for the year ending December 31, 2022; For 5. To approve, on a non-binding advisory basis, Agiliti’s executive compensation as disclosed in this proxy statement (the “say-on-pay” vote); For 6. To recommend, on a non-binding advisory basis, the frequency of future say-on-pay votes (the “say-on-pay frequency” vote), and 1 Year 7. To transact other business as may properly come before the meeting or any adjournment of the meeting.